Filed pursuant to 424(b)(3)
Registration No. 333-176775

SUPPLEMENT NO. 30
DATED MARCH 20, 2015
TO THE PROSPECTUS DATED APRIL 16, 2014
OF INLAND REAL ESTATE INCOME TRUST, INC.

This Supplement No. 30 supplements, and should be read in conjunction with, the prospectus of Inland Real Estate Income Trust, Inc., dated April 16, 2014, as previously supplemented by Supplement No. 28 dated February 20, 2015 (which superseded and replaced all prior supplements) and Supplement No. 29 dated March 5, 2015. Unless otherwise defined in this Supplement No. 30, capitalized terms used herein have the same meanings as set forth in the prospectus.

Our Portfolio of Real Estate Assets

Investments in Real Properties

On the date indicated below, we, through our wholly owned subsidiaries, acquired fee simple interests in the following retail properties (dollar amounts stated in millions, except for per square foot amounts):

Property Name	Date Acquired	Total Square Feet	Approx. Purchase Price Paid at Closing	Cap Rate (1)	Approx. Annualized Base Rent (2)	Weighted Average Annualized Base Rent per Square Foot (2)	Weighted Average Remain- ing Lease Term in Years (3)	Financial Occu- pancy (4)	Phy- sical Occu- upancy (5)
Retail Properties
Kite Portfolio (Phase III)
Eastside Junction -- Athens, AL	3/16/15	79,700	$12.3	6.6%	$0.9	$12.04	9 years	91.0%	91.0%

Prattville Town Center -- Prattville, AL	3/16/15	168,842	$33.3	6.6%	$2.6	$14.66	4 years	98.9%	98.9%

Fairgrounds Crossing -- Hot Springs, AR	3/16/15	155,127	$29.2	6.6%	$2.0	$13.15	5 years	98.7%	98.7%

Regal Court -- Shreveport, LA	3/16/15	363,174	$50.4	6.6%	$3.4	$10.37	6 years	95.8%	95.8%

The Shops at Hawk Ridge -- St. Louis, MO	3/16/15	75,951	$12.7	6.6%	$0.9	$12.15	5 years	100%	100%

Whispering Ridge -- Omaha, NE	3/16/15	69,676	$15.8	6.6%	$1.0	$14.24	4 years	100%	100%

Walgreens Plaza -- Jacksonville, NC	3/16/15	42,219	$13.7	6.6%	$0.9	$21.51	14 years	95.6%	95.6%

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(1)	The capitalization rate, or “cap rate,” is on a portfolio basis, not on an individual property basis. We determined the cap rate of the Kite Portfolio (defined below) by dividing the Kite Portfolio’s aggregate annualized net operating income (“NOI”) existing at the date we entered into the purchase and sale agreement by the contract purchase price of the Kite Portfolio (excluding amounts payable under earnout agreements as of the date of acquisition). NOI consists of, for these purposes, rental income and expense reimbursements from in-place leases, including master leases, if any, reduced by operating expenses and existing vacancies.
(2)	Annualized base rent is calculated by annualizing the current, in-place monthly base rent for leases, including any tenant concessions, such as rent abatement or allowances, that may have been granted. Annualized base rent is as of the date of acquisition.
(3)	This represents the weighted average remaining lease term as of the date of acquisition.
(4)	As used herein, Financial Occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased. Additionally, it includes existing unoccupied space subject to earnout agreements. Financial Occupancy is as of the date of acquisition.
(5)	Physical Occupancy is as of the date of acquisition.

Our Debt Obligations

On the date indicated below, we, through our wholly owned subsidiaries, assumed the following loans that are secured by a first priority mortgage on the noted properties (dollar amounts stated in millions):

Property Name	Date of Financing	Approximate Outstanding Principal Balance (1)	Approximate Amount Due and Payable at Maturity (2)	Interest per Annum (%)	Maturity Date

Eastside Junction	3/16/15	$6.3	$6.3	4.60%	6/1/22
– Athens, AL

Prattville Town Center	3/16/15	$15.9	$15.9	5.475%	5/1/21
– Prattville, AL

Fairgrounds Crossing	3/16/15	$13.5	$13.5	5.2075%	10/6/21
– Hot Springs, AR

Walgreens Plaza	3/16/15	$4.7	$4.7	5.304%	7/1/21
– Jacksonville, NC

(1)	Our debt obligations are as of the date of financing.
(2)	Amount assumes that no payment has been made on principal in advance of the due date of that payment.

S-2

Description of Real Estate Assets

Recent Acquisitions

This discussion updates the section of the prospectus captioned “Description of Real Estate Assets,” which begins on page S-45 of Supplement No. 28.

On March 16, 2015, we acquired the seven properties described in this Supplement No. 30 from a portfolio of 16 retail properties from Kite Realty Group Trust, together known as the Kite Portfolio, as described in Supplement No. 28. One property from the Kite Portfolio was acquired in November, 2014 and seven properties from the Kite Portfolio were acquired in December, 2014, as described in Supplement No. 28. We have exercised our right to exclude the one remaining property, Village at Bay Park, from the transaction and accordingly will not acquire Village at Bay Park.

Eastside Junction. On March 16, 2015, we indirectly acquired a fee simple interest in a 79,700 square foot retail center known as Eastside Junction, located in Athens, Alabama. We purchased Eastside Junction from Kite Realty Group Trust, an unaffiliated third party, for approximately $12.3 million, plus closing costs of approximately $35,000. We funded approximately $6.0 million of the purchase price with proceeds from our offering. At closing, we assumed a loan secured by a first mortgage on the property, with a remaining principal balance of approximately $6.3 million, representing the remainder of the purchase price. The terms of this loan are described below under “— Financing Transactions.”

The property was constructed in 2008. As of March 16, 2015, Eastside Junction was 91.0% occupied and leased to 10 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately nine years. There are two tenants occupying greater than 10% of the total gross leasable area of the property. Publix, a grocery store, leases 45,600 square feet, or approximately 57% of the total gross leasable area of the property, and pays annual base rent of approximately $431,000, or approximately 51% of total annual base rent of the property based on leases in place as of March 16, 2015. Publix’s lease expires on December 31, 2028, and there are eight five-year renewal options with escalating rents, which may be exercised at the option of Publix as set forth in the lease. Pet Depot, a pet supply store, leases 8,400 square feet, or approximately 11% of the total gross leasable area of the property, and pays annual base rent of approximately $97,000, or approximately 11% of total annual base rent of the property based on leases in place as of March 16, 2015. Pet Depot’s lease expires on November 30, 2018, and there is one five-year renewal option with escalating rent, which may be exercised at the option of Pet Depot as set forth in the lease. The other tenants leasing at least 2,000 square feet are Las Trojas Mexican Restaurant, Results Physiotherapy and Ombudsman Educational Services.

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The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2015 through 2024 and the approximate rentable square feet represented by the applicable lease expirations at the property as of March 16, 2015.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2015	1	1,620	29,160	3.3%
2016	-	-	-	-
2017	1	2,625	57,516	6.7%
2018	2	10,900	147,668	18.3%
2019	4	5,985	123,015	18.7%
2020	-	-	-	-
2021	-	-	-	-
2022	-	-	-	-
2023	1	5,810	117,885	21.5%
2024	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2014	91%	$12.04
2013	96%	$12.18
2012	93%	$11.79
2011	93%	$11.79
2010	93%	$11.79

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements in the foreseeable future. As of March 16, 2015, there were four competitive shopping centers located within approximately three and five miles of the property. As of March 16, 2015, within a five mile radius of the property the population was over 32,300 and the average household income within the same radius was over $64,300.

Real estate taxes assessed for the fiscal year ended December 31, 2014, were approximately $66,500. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 4.0%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 5 to 20 years, respectively.

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Prattville Town Center. On March 16, 2015, we indirectly acquired a fee simple interest in a 168,842 square foot retail center known as Prattville Town Center, located in Prattville, Alabama. We purchased Prattville Town Center from Kite Realty Group Trust, an unaffiliated third party, for approximately $33.3 million, plus closing costs of approximately $85,000. We funded approximately $17.4 million of the purchase price with proceeds from our offering. At closing, we assumed a loan secured by a first mortgage on the property, with a remaining principal balance of approximately $15.9 million, representing the remainder of the purchase price. The terms of this loan are described below under “— Financing Transactions.”

The property was constructed in 2007. As of March 16, 2015, Prattville Town Center was 98.9% occupied and leased to 21 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately four years. The property is shadow anchored by a Target and a Home Depot that we will not acquire and will not own. There are four tenants occupying greater than 10% of the total gross leasable area of the property. Ross Dress for Less, a national off-priced department store chain, leases 30,060 square feet, or approximately 18% of the total gross leasable area of the property, and pays annual base rent of approximately $299,000, or approximately 12% of total annual base rent of the property based on leases in place as of March 16, 2015. Ross Dress for Less’ lease expires on January 31, 2018, and there are four five-year renewal options with escalating rents, which may be exercised at the option of Ross Dress for Less as set forth in the lease. TJ Maxx, a national department store chain, leases 26,000 square feet, or approximately 15% of the total gross leasable area of the property, and pays annual base rent of approximately $239,000, or approximately 10% of total annual base rent of the property based on leases in place as of March 16, 2015. TJ Maxx’s lease expires on July 31, 2017, and there are three five-year renewal options with escalating rents, which may be exercised at the option of TJ Maxx as set forth in the lease. Office Depot, a national office supply company, leases 20,222 square feet, or approximately 12% of the total gross leasable area of the property, and pays annual base rent of approximately $212,000, or approximately 9% of total annual base rent of the property based on leases in place as of March 16, 2015. Office Depot’s lease expires on December 31, 2022, and there are three five-year renewal options with escalating rents, which may be exercised at the option of Office Depot as set forth in the lease. Petsmart, a national pet supply store, leases 20,260 square feet, or approximately 12% of the total gross leasable area of the property, and pays annual base rent of approximately $268,000, or approximately 11% of total annual base rent of the property based on leases in place as of March 16, 2015. Petsmart’s lease expires on January 31, 2018, and there are four five-year renewal options with escalating rents, which may be exercised at the option of Petsmart as set forth in the lease. The other tenants leasing at least 2,000 square feet are Rack Room Shoes, Kirkland’s, Lane Bryant, Hibbett Sporting Goods, Books-A-Million, Habaneros Mexican Restaurant, Beef O’Brady’s, Five Guys Burgers & Fries, Moe’s Southwest Grill, Verizon Wireless, McAlister’s Deli and Cici’s Pizza.

S-5

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2015 through 2024 and the approximate rentable square feet represented by the applicable lease expirations at the property as of March 16, 2015.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2015	-	-	-	-
2016	2	7,000	176,702	6.7%
2017	8	53,410	1,016,593	40.3%
2018	5	68,210	860,108	74.9%
2019	1	1,600	38,000	4.5%
2020	-	-	-	-
2021	-	-	-	-
2022	2	26,222	331,131	57.7%
2023	-	-	-	-
2024	2	3,600	110,568	45.1%

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2014	99%	$14.66
2013	98%	$14.21
2012	99%	$14.24
2011	88%	$14.71
2010	88%	$12.92

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements in the foreseeable future. As of March 16, 2015, there were 11 and 21 competitive shopping centers located within approximately three and five miles of the property, respectively. As of March 16, 2015, within a five mile radius of the property the population was over 30,000 and the average household income within the same radius was over $60,000.

S-6

Real estate taxes assessed for the fiscal year ended December 31, 2014, were approximately $159,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 3.2%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 5 to 20 years, respectively.

Fairgrounds Crossing. On March 16, 2015, we indirectly acquired a fee simple interest in a 155,127 square foot retail center known as Fairgrounds Crossing, located in Hot Springs, Arkansas. We purchased Fairgrounds Crossing from Kite Realty Group Trust, an unaffiliated third party, for approximately $29.2 million, plus closing costs of approximately $75,000. We funded approximately $15.7 million of the purchase price with proceeds from our offering. At closing, we assumed a loan secured by a first mortgage on the property, with a remaining principal balance of approximately $13.5 million, representing the remainder of the purchase price. The terms of this loan are described below under “— Financing Transactions.”

The property was constructed in 2011. As of March 16, 2015, Fairgrounds Crossing was 98.7% occupied and leased to 14 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately five years. The property is shadow anchored by a Sam’s Club that we will not acquire and will not own. There are four tenants occupying greater than 10% of the total gross leasable area of the property. Best Buy, a multinational consumer electronics retailer, leases 29,825 square feet, or approximately 19% of the total gross leasable area of the property, and pays annual base rent of approximately $375,000, or approximately 19% of total annual base rent of the property based on leases in place as of March 16, 2015. Best Buy’s lease expires on January 31, 2020, and there are five five-year renewal options with escalating rents, which may be exercised at the option of Best Buy as set forth in the lease. Bed Bath & Beyond, a national merchandise retail store, leases 23,400 square feet, or approximately 15% of the total gross leasable area of the property, and pays annual base rent of approximately $211,000, or approximately 11% of total annual base rent of the property based on leases in place as of March 16, 2015. Bed Bath & Beyond’s lease expires on January 31, 2020, and there are four five-year renewal options with escalating rents, which may be exercised at the option of Bed Bath & Beyond as set forth in the lease. Michaels, a national arts and crafts retail chain, leases 21,164 square feet, or approximately 14% of the total gross leasable area of the property, and pays annual base rent of approximately $233,000, or approximately 12% of total annual base rent of the property based on leases in place as of March 16, 2015. Michaels’ lease expires on February 29, 2020, and there are four five-year renewal options with escalating rents, which may be exercised at the option of Michaels as set forth in the lease. Dick’s Sporting Goods, a national sporting goods store, leases 39,978 square feet, or approximately 26% of the total gross leasable area of the property, and pays annual base rent of approximately $424,000, or approximately 21% of total annual base rent of the property based on leases in place as of March 16, 2015. Dick’s Sporting Goods’ lease expires on January 31, 2020, and there are four five-year renewal options with escalating rents, which may be exercised at the option of Dick’s Sporting Goods as set forth in the lease. The other tenants leasing at least 2,000 square feet are Lifeway Christian Stores, Mattress Overstock, Petsmart, AT&T Mobility, Orange Leaf Frozen Yogurt, Newk’s Express Café and Purple Cow.

S-7

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2015 through 2024 and the approximate rentable square feet represented by the applicable lease expirations at the property as of March 16, 2015.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2015	-	-	-	-
2016	5	11,106	241,173	11.8%
2017	1	2,388	59,700	3.3%
2018	-	-	-	-
2019	-	-	-	-
2020	6	129,813	1,556,743	89.1%
2021	1	5,580	80,910	42.4%
2022	1	4,200	109,746	100.0%
2023	-	-	-	-
2024	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2014	99%	$13.15
2013	99%	$13.01
2012	99%	$13.01
2011	97%	$12.65
*The first year of occupancy was 2011.

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements in the foreseeable future. As of March 16, 2015, there were 17 and 22 competitive shopping centers located within approximately three and five miles of the property, respectively. As of March 16, 2015, within a five mile radius of the property the population was over 54,000 and the average household income within the same radius was over $42,000.

Real estate taxes assessed for the fiscal year ended December 31, 2014, were approximately $147,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 4.1%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 5 to 20 years, respectively.

S-8

Regal Court. On March 16, 2015, we indirectly acquired a fee simple interest in a 363,174 square foot retail center known as Regal Court, located in Shreveport, Louisiana. We purchased Regal Court from Kite Realty Group Trust, an unaffiliated third party, for approximately $50.4 million, plus closing costs of approximately $125,000. We funded 100% of the purchase price paid at the closing with proceeds from our offering.

The property was constructed in 2008. As of March 16, 2015, Regal Court was 95.8% occupied and leased to 22 tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately six years. There are three tenants occupying greater than 10% of the total gross leasable area of the property. JC Penney, a national department store, ground leases 102,851 square feet, or approximately 28% of the total gross leasable area of the property, and pays annual base rent of approximately $400,000, or approximately 12% of total annual base rent of the property based on leases in place as of March 16, 2015. JC Penney’s lease expires on January 31, 2028, and there are five 10-year renewal options with escalating rents, which may be exercised at the option of JC Penney as set forth in the lease. Kohl’s, a national department store retail chain, ground leases 88,904 square feet, or approximately 24% of the total gross leasable area of the property, and pays annual base rent of approximately $375,000, or approximately 11% of total annual base rent of the property based on leases in place as of March 16, 2015. Kohl’s lease expires on January 31, 2028, and there are six five-year renewal options with escalating rents, which may be exercised at the option of Kohl’s as set forth in the lease. Dick’s Sporting Goods, a national sporting goods store, leases 45,142 square feet, or approximately 12% of the total gross leasable area of the property, and pays annual base rent of approximately $596,250, or approximately 17% of total annual base rent of the property based on leases in place as of March 16, 2015. Dick’s Sporting Goods’ lease expires on January 31, 2019, and there are four five-year renewal options with escalating rents, which may be exercised at the option of Dick’s Sporting Goods as set forth in the lease. The other tenants leasing at least 2,000 square feet are DSW Shoe Warehouse, Ulta Salon, Kirkland’s, Party City, Massage Envy, Bath & Body Works, Rue21, Alfred Angelo Bridal, Logan’s Roadhouse (ground lease), TGI Fridays’ (ground lease), Five Star Nail Salon & Spa, Sake Sushi, Smashburger, Vitamin Shoppe, Newk’s Express Café, Buffalo Wild Wings (ground lease) and AT&T Mobility.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2015 through 2024 and the approximate rentable square feet represented by the applicable lease expirations at the property as of March 16, 2015.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2015	2	4,060	103,320	3.0%
2016	2	7,290	216,410	6.5%
2017	2	20,600	366,993	11.8%
2018	4	17,987	454,737	16.5%
2019	5	64,642	1,068,281	46.0%
2020	-	-	-	-
2021	-	-	-	-
2022	1	7,200	151,250	12.0%
2023	2	8,050	249,810	22.5%
2024	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.
S-9

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2014	90%	$10.37
2013	91%	$10.41
2012	96%	$10.28
2011	99%	$10.58
2010	98%	$10.45

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements in the foreseeable future. As of March 16, 2015, there were 16 and 28 competitive shopping centers located within approximately three and five miles of the property, respectively. As of March 16, 2015, within a five mile radius of the property the population was over 137,000 and the average household income within the same radius was over $59,000.

Real estate taxes assessed for the fiscal year ended December 31, 2014, were approximately $606,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by an average tax rate of 12.6%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 5 to 20 years, respectively.

The Shops at Hawk Ridge. On March 16, 2015, we indirectly acquired a fee simple interest in a 75,951 square foot retail center known as The Shops at Hawk Ridge, located in St. Louis, Missouri. We purchased The Shops at Hawk Ridge from Kite Realty Group Trust, an unaffiliated third party, for approximately $12.7 million, plus closing costs of approximately $35,000. We funded 100% of the purchase price paid at the closing with proceeds from our offering.

The property was constructed in 2008. As of March 16, 2015, The Shops at Hawk Ridge was 100% occupied and leased to six tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately five years. The property is shadow anchored by a Super Wal-Mart and a Lowe’s Home Center that we will not acquire and will not own. There are two tenants occupying greater than 10% of the total gross leasable area of the property. The Sports Authority, a national sporting goods retailer, leases 42,081 square feet, or approximately 55% of the total gross leasable area of the property, and pays annual base rent of approximately $543,000, or approximately 59% of total annual base rent of the property based on leases in place as of March 16, 2015. The Sports Authority’s lease expires on January 31, 2019, and there are four five-year renewal options with escalating rents, which may be exercised at the option of The Sports Authority as set forth in the lease. TJ Maxx, a national department store chain, leases 24,000 square feet, or approximately 32% of the total gross leasable area of the property, and pays annual base rent of approximately $234,000, or approximately 25% of total annual base rent of the property based on leases in place as of March 16, 2015. TJ Maxx’s lease expires on September 30, 2021, and there are four five-year renewal options with escalating rents, which may be exercised at the option of TJ Maxx as set forth in the lease. The other tenants leasing at least 2,000 square feet are Borello Orthodontics and Image Makers Salon, LTD.

S-10

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2015 through 2024 and the approximate rentable square feet represented by the applicable lease expirations at the property as of March 16, 2015.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2015	1	4,520	63,000	6.8%
2016	2	3,000	50,557	5.8%
2017	-	-	-	-
2018	1	2,350	36,425	4.4%
2019	1	42,081	542,845	68.8%
2020	-	-	-	-
2021	1	24,000	246,000	100.0%
2022	-	-	-	-
2023	-	-	-	-
2024	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2014	100%	$12.15
2013	98%	$12.07
2012	98%	$12.03
2011	100%	$12.07
2010	63%	$13.07

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements in the foreseeable future. As of March 16, 2015, there were 14 and 29 competitive shopping centers located within approximately three and five miles of the property, respectively. As of March 16, 2015, within a five mile radius of the property the population was over 97,000 and the average household income within the same radius was over $85,000.

Real estate taxes assessed for the fiscal year ended December 31, 2014, were approximately $160,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 7.2%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 5 to 20 years, respectively.

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Whispering Ridge. On March 16, 2015, we indirectly acquired a fee simple interest in a 69,676 square foot retail center known as Whispering Ridge, located in Omaha, Nebraska. We purchased Whispering Ridge from Kite Realty Group Trust, an unaffiliated third party, for approximately $15.8 million, plus closing costs of approximately $40,000. We funded 100% of the purchase price paid at the closing with proceeds from our offering.

The property was constructed in 2008. As of March 16, 2015, Whispering Ridge was 100% occupied and leased to two tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately four years. The property is shadow anchored by a Super Target that we will not acquire and will not own. There are two tenants occupying greater than 10% of the total gross leasable area of the property. The Sports Authority, a national sporting goods retailer, leases 41,960 square feet, or approximately 60% of the total gross leasable area of the property, and pays annual base rent of approximately $546,000, or approximately 55% of total annual base rent of the property based on leases in place as of March 16, 2015. The Sports Authority’s lease expires on January 31, 2019, and there are four five-year renewal options with escalating rents, which may be exercised at the option of The Sports Authority as set forth in the lease. Petsmart, a national pet supply store, leases 27,716 square feet, or approximately 40% of the total gross leasable area of the property, and pays annual base rent of approximately $447,000, or approximately 45% of total annual base rent of the property based on leases in place as of March 16, 2015. Petsmart’s lease expires on May 31, 2019, and there are five five-year renewal options with escalating rents, which may be exercised at the option of Petsmart as set forth in the lease.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2015 through 2024 and the approximate rentable square feet represented by the applicable lease expirations at the property as of March 16, 2015.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2015	-	-	-	-
2016	-	-	-	-
2017	-	-	-	-
2018	-	-	-	-
2019	2	69,676	992,226	100%
2020	-	-	-	-
2021	-	-	-	-
2022	-	-	-	-
2023	-	-	-	-
2024	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.
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The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2014	100%	$14.24
2013	100%	$13.84
2012	100%	$13.84
2011	100%	$13.84
2010	100%	$13.84

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements in the foreseeable future. As of March 16, 2015, there were 19 and 47 competitive shopping centers located within approximately three and five miles of the property, respectively. As of March 16, 2015, within a five mile radius of the property the population was over 135,000 and the average household income within the same radius was over $98,000.

Real estate taxes assessed for the fiscal year ended December 31, 2014, were approximately $215,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 2.3%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 5 to 20 years, respectively.

Walgreens Plaza. On March 16, 2015, we indirectly acquired a fee simple interest in a 42,219 square foot retail center known as Walgreens Plaza, located in Jacksonville, North Carolina. We purchased Walgreens Plaza from Kite Realty Group Trust, an unaffiliated third party, for approximately $13.7 million, plus closing costs of approximately $35,000. We funded approximately $9.0 million of the purchase price with proceeds from our offering. At closing, we assumed a loan secured by a first mortgage on the property, with a remaining principal balance of approximately $4.7 million, representing the remainder of the purchase price. The terms of this loan are described below under “— Financing Transactions.”

The property was constructed in 2010. As of March 16, 2015, Walgreens Plaza was 95.6% occupied and leased to seven tenants. The weighted-average remaining lease term for the tenants occupying the property is approximately 14 years. There are two tenants occupying greater than 10% of the total gross leasable area of the property. Walgreens, a national drug retailing chain, leases 14,820 square feet, or approximately 35% of the total gross leasable area of the property, and pays annual base rent of approximately $540,000, or approximately 62% of total annual base rent of the property based on leases in place as of March 16, 2015. Walgreens’ lease expires on May 31, 2086, there are no renewal options, and Walgreens has the right to terminate the lease as of May 31, 2036. L-3 Communications, a telecommunication and defense supplier, leases 12,959 square feet, or approximately 31% of the total gross leasable area of the property, and pays annual base rent of approximately $195,000, or approximately 22% of total annual base rent of the property based on leases in place as of March 16, 2015. L-3 Communications’ lease expires on March 31, 2015, and there is one five-year renewal option with escalating rent, which may be exercised at the option of L-3 Communications as set forth in the lease.

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The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2015 through 2024 and the approximate rentable square feet represented by the applicable lease expirations at the property as of March 16, 2015.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases(1)
2015	1	12,959	194,385	22.2%
2016	-	-	-	-
2017	1	1,875	19,200	2.8%
2018	1	1,843	18,429	2.8%
2019	2	3,750	53,795	8.2%
2020	1	5,097	58,819	9.8%
2021	-	-	-	-
2022	-	-	-	-
2023	-	-	-	-
2024	-	-	-	-

(1) This percentage assumes that expiring leases are not renewed in each subsequent year.

The table below sets forth certain historical information with respect to the occupancy rate at the property, expressed as a percentage of total gross leasable area, and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2014	83%	$23.14
2013	88%	$22.19
2012	84%	$22.82
2011	84%	$22.80
2010	40%	$14.79

We believe that the property is suitable for its purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements in the foreseeable future. As of March 16, 2015, there were two and 11 competitive shopping centers located within approximately three and five miles of the property, respectively. As of March 16, 2015, within a five mile radius of the property the population was over 57,000 and the average household income within the same radius was over $56,000.

Real estate taxes assessed for the fiscal year ended December 31, 2014, were approximately $18,000. The amount of real estate taxes assessed was equal to the property’s assessed value multiplied by a tax rate of 0.6%. We will calculate depreciation expense for federal income tax purposes by using the straight-line method. For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 5 to 20 years, respectively.

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Financing Transactions

This discussion updates the section of the prospectus captioned “Description of Real Estate Assets,” which begins on page S-45 of Supplement No. 28.

Eastside Junction. On March 16, 2015, we, through our wholly owned subsidiary and the owner of Eastside Junction, IREIT Athens Eastside, L.L.C. (the “Eastside Junction Subsidiary”), assumed a loan with PNC Bank, National Association from KRG Athens Eastside, LLC. The remaining principal amount of the loan was equal to approximately $6.3 million as of the date of the assumption. The loan is secured by a first priority mortgage on Eastside Junction.

The loan bears interest at a fixed rate of 4.60% per annum. The maturity date on the loan is June 1, 2022. Interest only is due and payable in arrears on each payment date until but not including the payment date occurring in July, 2017. On the payment date occurring in July, 2017 and on each payment date thereafter, principal and interest in the amount equal to $32,142.80 is due and payable. Prepayment of debt in whole, but not in part, is allowed after November 30, 2015, provided certain conditions are met, including the payment of the applicable prepayment consideration, if any, set forth in the loan agreement. The loan may be prepaid at par beginning March 1, 2022. Provided no principal payments are made during the term of the loan, approximately $6.3 million will be due and payable at the maturity date.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default. If an event of default occurs under the loan, the lender may declare the debt to be immediately due and payable, and in certain limited cases the loan balance may become immediately due and payable without any action by the lender. In the event of a default, the Eastside Junction Subsidiary will be required to pay a default interest rate per annum equal to the lesser of the maximum rate permitted by applicable law or 5% per annum above the interest rate.

We have guaranteed the obligations or liabilities of the Eastside Junction Subsidiary to lender for any losses, costs or damages arising out of or in connection with, among other things, (i) any fraud, material misrepresentation, willful misrepresentation, gross negligence or willful misconduct of the Company, the Eastside Junction Subsidiary or their affiliates; (ii) any physical waste of the property; and (iii) the breach of any representation or warranty concerning environmental laws. We have also guaranteed to lender the payment of the entire amount of the debt upon the occurrence of certain specified events, including, among other things, (i) the transfer of property without lender’s consent to the extent required by the loan documents and (ii) the Eastside Junction Subsidiary’s failure to satisfy the excess cash deposit requirements upon the occurrence and during the continuance of certain triggering events, commencing on the earlier of an event of default or Publix not being in occupancy and open for business at the property.

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Prattville Town Center. On March 16, 2015, we, through our wholly owned subsidiary and the owner of Prattville Town Center, IREIT Prattville Legends, L.L.C. (the “Prattville Legends Subsidiary”), assumed a loan with Wells Fargo Bank, National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5, from KRG Prattville Legends, LLC. The remaining principal amount of the loan was equal to approximately $15.9 million as of the date of the assumption. The loan is secured by a first priority mortgage on Prattville Town Center.

The loan bears interest at a fixed rate of 5.475% per annum. The maturity date on the loan is May 1, 2021. The loan requires the Prattville Legends Subsidiary to make monthly payments of interest only until the maturity date, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due. However, in the event certain debt service covenant levels are not maintained, as defined in the loan documents, the entity would be required to begin making monthly principal and interest payments. Prepayment of debt in whole, but not in part, is allowed, provided certain conditions are met, including the payment of the applicable prepayment consideration, if any, set forth in the loan agreement. The loan may be prepaid at par after the payment date which is three months prior to the maturity date. Provided no principal payments are made during the term of the loan, approximately $15.9 million will be due and payable at the maturity date.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default. If an event of default occurs under the loan, the lender may declare the debt to be immediately due and payable, and in certain limited cases the loan balance may become immediately due and payable without any action by the lender. In the event of a default, the Prattville Legends Subsidiary will be required to pay a default interest rate per annum equal to the lesser of the maximum rate permitted by applicable law or 5% per annum above the interest rate.

We have guaranteed the obligations or liabilities of the Prattville Legends Subsidiary to lender for any losses, costs or damages arising out of or in connection with, among other things, (i) any fraud, intentional misrepresentation, gross negligence or willful misconduct of the Company or the Prattville Legends Subsidiary; (ii) any material physical waste of the property; and (iii) the removal or disposal of any portion of the property after an event of default. We have also guaranteed to lender the payment of the entire amount of the debt upon the occurrence of certain specified events, including, among other things, the transfer of property without lender’s consent to the extent required by the loan documents.

Fairgrounds Crossing. On March 16, 2015, we, through our wholly owned subsidiary and the owner of Fairgrounds Crossing, IREIT Hot Springs Fairgrounds, L.L.C. (the “Fairgrounds Crossing Subsidiary”), assumed a loan with Wells Fargo Bank, National Association, as Trustee for the Registered Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2012-GC6 from KRG Hot Springs Fairgrounds, LLC. The remaining principal amount of the loan was equal to approximately $13.5 million as of the date of the assumption. The loan is secured by a first priority mortgage on Fairgrounds Crossing.

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The loan bears interest at a fixed rate of 5.2075% per annum. The maturity date on the loan is October 6, 2021. The loan requires the Fairgrounds Crossing Subsidiary to make monthly payments of interest only until the maturity date, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due. However, in the event certain debt service covenant levels are not maintained, as defined in the loan documents, the entity would be required to begin making monthly principal and interest payments. Prepayment of debt in whole, but not in part, is allowed, provided certain conditions are met, including the payment of the applicable prepayment consideration, if any, set forth in the loan agreement. The loan may be prepaid at par during the final three interest accrual periods prior to the maturity date. Prepayments resulting from casualty or condemnation as described in the loan documents are also allowed. Provided no principal payments are made during the term of the loan, approximately $13.5 million will be due and payable at the maturity date.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default. If an event of default occurs under the loan, the lender may declare the debt to be immediately due and payable, and in certain limited cases the loan balance may become immediately due and payable without any action by the lender. In the event of a default, the Fairgrounds Crossing Subsidiary will be required to pay a default interest rate per annum equal to the greater of 5% per annum above the interest rate and 1% per annum above the prime rate from time to time, provided that such rate does not exceed the maximum rate permitted by applicable law.

We have guaranteed the obligations or liabilities of the Fairgrounds Crossing Subsidiary to lender for any losses, costs or damages arising out of or in connection with, among other things, (i) any fraud, willful material misrepresentation or willful misconduct of the Company, the Fairgrounds Crossing Subsidiary or their affiliates; (ii) any material physical waste of the property; and (iii) removal of personal property from the property during or in anticipation of an event of default. We have also guaranteed to lender the payment of the entire amount of the debt upon the occurrence of certain specified events, including, among other things, any unauthorized transfer of the property or any other collateral in violation of the loan documents.

Walgreens Plaza. On March 16, 2015, we, through our wholly owned subsidiary and the owner of Walgreens Plaza, IREIT Jacksonville Richlands, L.L.C. (the “Walgreens Plaza Subsidiary”), assumed a loan with Wells Fargo Bank, National Association, as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2011-C5, Commercial Mortgage Pass-Through Certificates, Series 2011-C5 from KRG Jacksonville Richlands, LLC. The remaining principal amount of the loan was equal to approximately $4.7 million as of the date of the assumption. The loan is secured by a first priority mortgage on Walgreens Plaza.

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The loan bears interest at a fixed rate of 5.304% per annum. The maturity date on the loan is July 1, 2021. The loan requires the Walgreens Plaza Subsidiary to make monthly payments of interest only until the maturity date, on which date the outstanding principal balance of the loan plus all accrued and unpaid interest will be due. However, in the event certain debt service covenant levels are not maintained, as defined in the loan documents, the entity would be required to begin making monthly principal and interest payments. Prepayment of debt in whole, but not in part, is allowed, provided certain conditions are met, including the payment of the applicable prepayment consideration, if any, set forth in the loan agreement. The loan may be prepaid at par after the payment date which is three months prior to the maturity date. Provided no principal payments are made during the term of the loan, approximately $4.7 million will be due and payable at the maturity date.

The loan documents contain customary affirmative, negative and financial covenants, agreements, representations, warranties and borrowing conditions, all as set forth in the loan documents.  The loan documents also contain various customary events of default. If an event of default occurs under the loan, the lender may declare the debt to be immediately due and payable, and in certain limited cases the loan balance may become immediately due and payable without any action by the lender. In the event of a default, the Walgreens Plaza Subsidiary will be required to pay a default interest rate per annum equal to the lesser of the maximum rate permitted by applicable law or 5% per annum above the interest rate.

We have guaranteed the obligations or liabilities of the Walgreens Plaza Subsidiary to lender for any losses, costs or damages arising out of or in connection with, among other things, (i) any fraud, intentional misrepresentation, gross negligence or willful misconduct of the Company or the Walgreens Plaza Subsidiary; (ii) any material physical waste of the property; and (iii) the removal or disposal of any portion of the property after an event of default. We have also guaranteed to lender the payment of the entire amount of the debt upon the occurrence of certain specified events, including, among other things, the transfer of property without lender’s consent to the extent required by the loan documents.

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Plan of Distribution

The following information is inserted at the end of the section of the prospectus captioned “Plan of Distribution,” which begins on page 182 of the prospectus.

Status of the Offering

The following table provides information regarding the total shares sold in our offering as of March 18, 2015.

	Shares	Gross Offering Proceeds ($) (1)	Commissions and Fees ($) (2)	Proceeds To Us, Before Expenses ($) (3)

From our sponsor in connection with our formation:	20,000.000	200,000	–	200,000

Shares sold in the offering:	55,299,729.402	550,058,549	51,826,884	498,231,665

Shares sold pursuant to our distribution reinvestment plan:	970,353.033	9,218,353	–	9,218,353

Shares purchased pursuant to our share repurchase program:	(33,951.242)	(313,533)	–	(313,533)
Total:	56,256,131.193	559,163,369	51,826,884	507,336,485
(1)	Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.
(2)	Inland Securities Corporation serves as dealer manager of this offering and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.
(3)	Organization and offering expenses, excluding commissions, will not exceed 1.5% of the gross offering proceeds. These expenses include registration and filing fees, legal and accounting fees, printing and mailing expenses, bank fees and other administrative expenses.

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